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                                                                     EXHIBIT 5.1

                             KELEHER & MCLEOD, P.A.
                                    PO BOX AA
                              ALBUQUERQUE, NM 87103

         August 27, 2003


         PNM Resources, Inc.
         Alvarado Square
         Albuquerque, New Mexico  87158

         Ladies and Gentlemen:

                  We are acting as counsel for PNM Resources, Inc., a New Mexico corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3, Registration No. 333-106080, as amended (the "Registration Statement"), initially filed by the Company to register under the Securities Act of 1933, as amended (the "Act"), $500,000,000 maximum aggregate offering price of (i) senior notes (the "Notes") to be issued under an indenture (the "Indenture"), the form of which is filed as Exhibit 4.1 to the Registration Statement, (ii) shares of the Company's common stock, no par value (the "Common Stock"), (iii) shares of the Company's preferred stock (the "Preferred Stock"), (iv) contracts to purchase specified securities, including the Company's Common Stock (the "Purchase Contracts") to be issued under a purchase contract agreement (the "Purchase Contract Agreement"), the form of which is filed as Exhibit 4.3 to the Registration Statement and (iv) units, each representing ownership of a Purchase Contract and either Notes or debt securities of third parties, including U.S. Treasury securities (the "Purchase Contract Units").

                  In our capacity as such counsel, we have either participated in the preparation of or have reviewed and are familiar with the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof (the "Prospectus"), the form of Indenture and the form of Purchase Contract Agreement. We have also reviewed such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. With respect to the Common Stock, after (a) the Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters, (b) the Registration Statement has become effective and the securities or "blue sky" laws of various states shall have been complied with, and (c) any applicable regulatory approvals have been obtained, then when such shares have been issued and




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August 27, 2003
Page 2


         sold by the Company in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with such Board action, and the consideration therefor has been received by the Company, the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

                  2. With respect to the Preferred Stock, after (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering of the Preferred Stock and related matters, including the filing of a statement conforming to the New Mexico Business Corporation Act regarding the Preferred Stock with the Public Regulation Commission of New Mexico, (b) the Registration Statement has become effective and the securities or "blue sky" laws of various states shall have been complied with, and (c) any applicable regulatory approvals have been obtained, then when shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with such Board action, and the consideration therefor has been received by the Company, the shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

                  3. With respect to the Notes, after (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Notes, the terms of the offering of the Notes and related matters, (b) the Registration Statement has become effective and the securities or "blue sky" laws of various states shall have been complied with, and (c) any applicable regulatory approvals have been obtained, then when (i) the Indenture and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Notes have been duly executed and delivered by the Company and the trustee named therein,
         (ii) the Notes have been duly executed, authenticated and delivered in accordance with the terms of the Indenture, and (iii) the Notes have been issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with the Indenture, the Notes will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.

                  4. With respect to the Purchase Contracts, after (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the Purchase Contracts, the terms of the offering of the Purchase Contracts, and related matters, (b) the Registration Statement has become effective and the securities or "blue sky" laws of various states shall have been complied with, and (c) any applicable




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August 27, 2003
Page 3

         regulatory approvals have been obtained, then when (i) the Purchase Contract Agreement and any related pledge agreement have been duly executed and delivered by the Company and the stock purchase contract agent named therein, (ii) the Purchase Contracts have been executed and authenticated, if required, in accordance with the terms of the Purchase Contract Agreement and (iii) the Purchase Contracts have been issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with the Purchase Contract Agreement, the Purchase Contracts will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.

                  5. With respect to the Purchase Contract Units, after (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the Purchase Contract Units, the terms of the offering of the Purchase Contract Units, and related matters, (b) the Registration Statement has become effective and the securities or "blue sky" laws of various states shall have been complied with, and
         (c) any applicable regulatory approvals have been obtained, then when
         (i) the Purchase Contract Agreement and any related pledge agreement have been duly executed and delivered by the Company and the stock purchase unit agent named therein, (ii) the Purchase Contract Units have been duly executed and authenticated, if required, in accordance with the terms of the appropriate Purchase Contract Agreement, and
         (iii) the Purchase Contract Units have been issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with the applicable Purchase Contract Agreement, the Purchase Contract Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.

         The foregoing is subject to no stop order with respect to the Registration Statement having been issued by the Commission or any state securities commission.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Validity" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.




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August 27, 2003
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         We are members of the bar of the State of New Mexico. The opinions expressed herein are limited solely to the laws of the State of New Mexico and the laws of the United States of America (except that we express no opinion as to New Mexico securities or blue sky laws) and we express no opinion on the laws of any other jurisdiction. We note that certain documents referenced above, such as the Indenture and Purchase Contract Agreement, will be governed by and construed in accordance with the law of the State of New York, without regard to conflicts of laws principles thereof. We understand that Pillsbury Winthrop LLP, special New York counsel to the Company, is delivering an opinion to you with respect to matters of New York law. In so far as this opinion relates to matters which are governed by the laws of the State of New York, we have relied upon the opinion of Pillsbury Winthrop LLP addressed to you of even date herewith, which is being filed as an exhibit to the Registration Statement.

         This opinion is expressed as of the date hereof and we do not assume any obligation to update or supplement it to reflect any change in any fact or circumstance that hereafter comes to our attention, or any change in law that may occur hereafter.



                                          Very truly yours,

                                          KELEHER & McLEOD, P.A.



                                          By    /s/ Charles L. Moore
                                            -----------------------------------
                                                    Charles L. Moore